Exhibit 10.23

FIRST AMENDMENT TO
SONUS PHARMACEUTICALS, INC.
2000 STOCK INCENTIVE PLAN

This First Amendment to the Sonus Pharmaceuticals, Inc. 2000 Stack Incentive Plan (the “Plan”) is made effective as of August 28, 2006.

WHEREAS, The Board of Directors of the Company deems it necessary and in the best interests of the Company and its stockholders that Section 7.1 of the Plan be amended and restated as set forth herein;

NOW THEREFORE BE IT RESOLVED, that the Plan is hereby amended as follows:

1.             Section 7.1 of the Plan is hereby amended and restated to read in full as follows:

“7.1         ADMINISTRATOR.  Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”).  Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board.  The Board (or the Committee, as applicable) may delegate to the Chief Executive Officer of the Company the authority to (i) designate new employees of the Company or an Affiliated Company who are not officers of the Company to be the recipient of Incentive Options, Nonqualified Options or Rights of Purchase, and (ii) determine the number of shares of Common Stock to be subject to such Incentive Options, Nonqualified Options or Rights of Purchase; provided, however, that the Board resolutions regarding such delegation of authority or the employee compensation program approved by the Board or Committee shall specify the maximum number of shares of Common Stock that may be subject to any Incentive Option, Nonqualified Option or Right of Purchase granted by the Chief Executive Officer depending upon the employee group of such new Employee; and provided, further, that the Chief Executive Officer may not grant options to himself, or any other officer of the Company.  As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee or the Chief Executive Officer, the term Administrator shall mean the Committee or the Chief Executive Officer, as the case may be.”

2.             Unless otherwise amended as set forth herein, the terms and provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has executed the First Amendment as of the day and year first above written.

SONUS PHARMACEUTICALS, INC., a Delaware corporation

By:	/s/Michael A. Martino
Name: Michael A. Martino Title: President and Chief Executive Officer